GAMMON LAKE RESOURCES INC./
RESOURCES GAMMON LAKE INC.

formerly

GOLDEN ROCK EXPLORATIONS INC.
EXPLORATIONS GOLDEN ROCK INC.

BY-LAW NO. XXV

being a by-law relating generally to the conduct
of the affairs of GOLDEN ROCK EXPLORATIONS INC, -
EXPLORATIONS GOLDEN ROCK INC.

BE IT ENACTED and it is hereby enacted as a by-law of GOLDEN ROCK EXPLORATIONS INC. - EXPLORATIONS GOLDEN ROCK INC.

1.              Definitions and Interpretation

In the by-laws of the Company, unless the context otherwise requires a different interpretation:

"Act" means the Companies Act and, as the case may be, the Securities Act, and any other act which may be substituted therefor, as amended from time to time, and includes any regulations adopted pursuant to such acts;

"appoint" includes "elect" and vice versa;

"Articles" means the articles annexed to the Certificate of Incorporation bearing the date February 25, 1986, as amended or modified from time to time;

"Board" means the Board of Directors of the Company;

"By-laws" means this by-law and all other by-laws of the Company from time to time in force and effect;

"Company" means the company named GOLDEN ROCK EXPLORATIONS INC. - EXPLORATIONS GOLDEN ROCK INC.;

"meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders; "special meeting of shareholders" means a meeting of all the shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Quebec);

"recorded address" means, in the case of a shareholder, his address as recorded in the securities or shareholders register of the Company; and, in the case of joint shareholders, the address appearing in the securities or shareholders register in respect of such joint holding or the first address so appearing if there is more than one; and, in the case of a director, senior executive, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Company; and

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Company pursuant to section 81 hereof or to a resolution adopted for such purpose.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

Words importing the singular number shall be deemed to include the plural and vice versa; words importing gender shall be deemed to include the masculine, feminine and neuter genders; and words importing persons shall be deemed to include individuals, bodies corporate, partnerships, trusts and unincorporated entities.

CORPORATE MATTERS

2.              Head Office

The head office of the Company shall be situated in the City of Montreal, in the Province of Quebec, and at such place therein as the Board may from time to time determine.

The Company may establish such other offices or agencies elsewhere as it deems expedient.

3.              Corporate Seal

The Company shall have a seal in the form approved by resolution of the Board.

DIRECTORS

4.              Powers, Number and Quorum

Subject to the Articles of the Company, the business and affairs of the Company shall be managed by a Board of Directors consisting of a minimum of three (3) directors and a maximum of eleven (11) directors. Until otherwise determined in accordance with the Act, a majority of directors in office at any time shall form a quorum for the transaction of business Notwithstanding vacancies, the continuing directors may exercise all the powers of the Board provided that a minimum of three (3) directors remain in office.

5.              Qualifications

A director need not be a shareholder of the Company. No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of unsound mind and has been declared incapable by a court in another province of Canada or in another country; if he is an interdicted person or if he is an undischarged bankrupt.

6.              Election, Term of Office and Removal of Directors

The election of directors shall take place at each annual meeting of shareholders. Directors shall be elected on a show of hands unless a poll by ballot is demanded or required under the Act.

Retiring directors shall be eligible for re-election if otherwise qualified and shall in any event continue in office until their successors have been duly elected or appointed. A retiring director shall retain office until the dissolution or adjournment of the meeting at which his successor is elected or appointed.

Subject to the Act, the shareholders of the Company may from time to time, by ordinary resolution at a special meeting of shareholders of which notice specifying the intention to pass such resolution has been given, remove any director before the expiry of his term of office and appoint any qualified person to fill the vacancy thereby created, failing which such vacancy may be filled by a resolution of the directors then in office.

7.              Vacancies

A director ceases to hold office when he dies, when he is removed from office pursuant to Section 6, when he ceases to be qualified for election as a director, when he is replaced or when he submits his written resignation to the Company. Subject to the Act and the By-laws of the Company, a quorum of directors may fill a vacancy among the directors.

MEETINGS OF DIRECTORS

8.              Place of Meeting

Meetings of the Board may be held either at the head office of the Company or in such other place as the directors may from time to time determine.

9.              Calling of Meetings

A meeting of the directors may be convened by the Chairman of the Board, the President, a Vice-President who is a director, or any two (2) directors at any time, and the Secretary shall convene a meeting of directors at the direction of the Chairman of the Board, the President, a Vice-President who is a director or any two (2) directors.

10.            Notice of Meeting

Notice of the time and place of each meeting of the Board shall be given to each director in the manner provided in section 68 not less than forty-eight (48) hours before the time when the meeting is to take place; provided always that a director may waive notice of a meeting of the. Board at any time and in any manner, or may otherwise consent, to the holding of such meeting, in writing or by cable or telegram. Attendance of a director at a meeting of the Board constitutes a waiver of notice of the meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called.

Any irregularity in the notice of a meeting may also be waived by any director.

In any case of what is considered by the President or a Vice-President who is a director, in his discretion, to be a matter of urgency, notice of a meeting of the Board may be given by telephone or telegram not less than twelve (12) hours before such meeting is to be held and such notice shall be adequate for the meeting so convened. Any irregularity in the notice of an emergency meeting may also be waived by any director.

A notice of a meeting of the Board need not specify the purpose of or the business to be transacted at the meeting, except with respect to any proposal to:

(a)   submit to the shareholders any question or matter requiring their approval under the Act;

(b)   fill a vacancy among the directors or in the office of auditor; (c) issue shares or securities; (d) declare dividends;

(e)   purchase, redeem or otherwise acquire shares issued by the Company; (f) pay a commission for the sale of shares; (g) approve an information circular for the solicitation of proxies;

(h)   approve a take-over or exchange bid circular, an issuer bid circular, a directors’ circular, or a senior executive’s notice;

(i)    approve annual financial statements; or

(j)    adopt, amend or repeal By-laws.

For the first meeting of the Board to be held immediately following the election of directors at a meeting of shareholders, or for a meeting of the Board at which a director is appointed to fill a vacancy, a notice of such meeting to .the. newly elected or appointed director or directors shall not be necessary in order that such meeting be duly constituted, provided that a quorum of directors is present thereat.

11.           Meetings by Telephone

If all the directors consent, a director may participate in a meeting of the Board or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed to be present at such meeting. The consent shall be effective whether given before or after the meeting to which it relates, and may be given with respect to all meetings of the Board and/or of a committee of directors held during the term of office of the director.

12.            Regular Meetings

The Board may designate a day or days in any month or months for regular meetings of the Board at a place and hour to be determined. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall thereafter be required for any such regular meeting unless the Act requires the purpose thereof or the business to be transacted thereat to be specified.

13.            Votes to Govern

At all meetings of the Board, every question shall be decided by a majority of the votes cast on. the question; in the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

14.           Resolution in lieu of Meeting

Subject to section 11, the Board shall exercise its powers by resolution passed at a meeting at which a quorum is present. Notwithstanding the foregoing, a resolution in writing, signed by all the directors entitled to vote on such resolution at a meeting of the Board or a committee of directors, is as valid as if it had been passed at a meeting of the Board or committee of directors.

15.            Remuneration of Directors

The directors shall be paid such remuneration, if any, as the Board may from time to time determine, in addition, the Board may by resolution from time to time award special remuneration out of the funds of the Company to any director who performs any special work or service for or undertakes any special mission on behalf of the Company outside the work or services ordinarily required of a director of the Company. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending Board or committee meetings or otherwise in respect of the performance by them of their duties, as the Board may from time to time determine. No confirmation by the shareholders of any such remuneration or payment shall be required. Nothing herein contained shall preclude a director from serving the Company in any other capacity and receiving remuneration therefor.

16.            Conflict of Interest

A director or officer of the Company who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Company shall forthwith disclose in writing the nature and extent of his interest.

PROTECTION OF DIRECTORS,
SENIOR EXECUTIVES, OFFICERS AND OTHERS

17.           Limitation of Liability

No director, senior executive or officer of the company be liable for the acts, receipts, neglects or defaults of any other director, senior executive, officer or employee or for joining in any receipts or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for, or on behalf of, the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with, whom any of the moneys, securities or effects of the Company shall be deposited or from any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own wilful act or default. Nothing herein contained shall relieve any director, senior executive or officer of the Company from his duty to act in accordance with the Act or from liability for any breach thereof.

18.            Indemnification

Subject to the Act, the Company shall indemnify a director, senior executive or officer, a former director, senior executive or officer, or a person who acts or acted at the request of the Company as a director, senior executive or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate) and the heirs and legal representatives of such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, senior executive or officer of the Company or such body corporate, if:

(a)    he acted honestly and in good faith with a view to the best interests of the company; and

(b)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful.

19.             Submission of Contracts or Transactions to Shareholders for Approval

The Board, in its discretion and subject to the Act, may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any such contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Articles of the Company or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

COMMITTEES

20.           Executive Committee

Subject to the Act, the .Board may elect from its number an executive committee consisting of not less than three (3). directors and from time to time fill any vacancy occurring therein. Each member of the executive committee shall hold office at the pleasure of the Board. During intervals between meetings of the Board, the executive committee shall possess and may exercise all .powers of the Board, subject to the provisions of the By-laws of the Company, any regulations which the Board may from time to time make and any specific directions, which the Board may from time to time give and save and except only such powers as may be required by the Act to be exercised by the Board itself. Unless otherwise directed by the executive committee, the Secretary of the Company shall act as secretary of the executive committee.

21.           Transaction of Business

Subject to the provisions of section 11, the powers of the executive committee shall be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of the executive committee who would have been entitled to vote on such resolution at a meeting of the executive committee. Meetings of the executive committee may be held at any place in Quebec.

22.           Standing Committees

The Board may appoint from its number standing committees and may confer upon such committees such powers as it may legally delegate, subject to such conditions as it may prescribe.

23.           Procedure

Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not lees than a majority of its members, to elect its chairman and to regulate its procedure. All committees shall keep regular minutes of their transactions and shall report all such transactions to the Board at its meeting next succeeding such action and all such transactions shall be subject to revision or alteration by the Board, provided that no acts or rights of third parties shall be affected or invalidated by such revision or alteration.

OFFICERS AND SENIOR EXECUTIVES

24.         Election and Appointment

The Board shall elect from its number a President and may elect a Chairman of the Board. The Board may from time to time appoint one or more Vice-Presidents, a Secretary and a Treasurer and, if ..deemed advisable, one or more Assistant-Secretaries and one or more Assistant-Treasurers. With the exception of the Chairman of the Board and the President, an officer need not be a member of the Board. Any two of the offices of the Company may be held by the same person except those of President and Vice-President. In case and whenever the same person holds the offices of Secretary and Treasurer, he may, but need not, be called Secretary-Treasurer.

The Board may from time to time appoint such other senior executives, officers, agents and attorneys as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board.

25.            Remuneration of Senior Executives or Officers

The Board may by resolution delegate to a committee of the Board, the establishment of the remuneration of such senior executives, officers and employees as it may from time to time determine. , The fact that any senior executive, officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration that may be so determined.

26.            Removal of Senior Executives or Officers

All senior executives or officers of the Company shall be subject to removal by resolution of the Board at any time and in its discretion, with or without cause, without prejudice to the rights of such senior executives or officers under any employment contract.

27.            Duties of Senior Executives and Officers may be Delegated

In the case of the absence, refusal to act or incapacity of the Chairman of the Board (if any), the President, a Vice-President or any other senior executive or officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers and duties of such senior executive or officer to any other senior executive or officer or to any director for such time as it may direct.

28.            Chairman of the Board

The Chairman of the Board shall, if present and willing, preside at all meetings of directors and shareholders and, subject to the Act, shall possess and may exercise such powers and fulfill such duties as the Board may from time to time determine. The Chairman of the Board or the President, as determined by the Board, shall be the Chief Executive officer of the Company.

29.           President

In the case of the absence, refusal to act or incapacity of the Chairman of the Board, or if such office be vacant, the President shall assume his position and carry out his functions He shall sign all instruments which require his signature and shall perform all duties incident to his office and shall have such other powers and duties as may from time to time be assigned to him by the Board.

30.         Vice-President

In the case of the absence, refusal to act or incapacity of the President, a Vice-President shall, to the extent that he may be authorized by the Board, be vested with the powers and shall perform the duties of the President.

A Vice-President shall have such powers and duties as may from time to time be assigned to him by the Board or, if so directed by the Board, by the Chairman of the Board or the President.

31.            Secretary

The Secretary shall give or cause to be given, as and when instructed, all notices required to be given to shareholders, directors, senior executives, officers, auditors, and members of committees. He shall attend and act as secretary at all meetings of the Board, shareholders and the executive committee and shall enter, or cause to he entered, in books or records kept for such purpose minutes of all proceedings at such meetings. He shall sign such contracts, documents or instruments in writing as require his signature, and he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Company and of all books, papers, records, documents and other instruments belonging to the Company except when some other senior executive, officer or agent has been appointed by resolution for such purpose. He shall have such other powers and shall perform such other duties as may from time to time be prescribed by the Board or required by the Act.

32.            Treasurer

The Treasurer shall have care and custody of all funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the Board may direct. He shall keep or cause to be kept the books of account and accounting records required by the Act. As required, he shall render an account to the. Board of all his transactions as Treasurer and of the financial position of the Company. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such powers and duties as may from time to time be assigned to him by the Board or as are incident to his office.

33.            Assistant-Secretary and Assistant-Treasurer

The Assistant-Secretary or, if more than one, the Assistant-Secretaries, in order of seniority, and the Assistant-Treasurer or, if more than one, the Assistant-Treasurers, in order of seniority, shall perform all the duties of the Secretary and Treasurer, respectively. In the case of the absence or incapacity of the Secretary or Treasurer, as the case may be, the Assistant-Secretary or Assistant-Treasurer or, if more than one, the Assistant-Secretaries or Assistant-Treasurers, shall sign such contracts, documents or instruments in writing as require his or their signatures, respectively, and shall have such other powers and duties as may from time to time be assigned to them by the Board.

34.            Fidelity Bonds

The Board may require such senior executives, officers, employees, attorneys, and agents of the Company as the Board may deem advisable, to furnish bonds for the faithful discharge of their duties in such form and with such sureties as the Board may from time to time prescribe, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of failure of the Company to receive any indemnity thereby provided.

AUDITORS

35.           Election, Term of Office, Vacancies and Duties

The Company shall at each annual meeting of the shareholders appoint an auditor or auditors to hold office for a term not exceeding one (1) year. No director, senior executive or officer of the Company may be appointed auditor of the Company. The Boar may by resolution fill any vacancy in the office of auditor but, notwithstanding any such vacancy, any remaining auditor or auditors shall continue to act. The auditor or auditors shall have the powers and duties prescribed by the Act.

MEETINGS OF SHAREHOLDERS

36.           Annual General Meeting

The Annual General Meeting of shareholders shall be held at the head office of the Company or elsewhere in! the Province of Quebec at such time and upon such day. as. the Board may by resolution determine, upon the call of the President, or a Vice-President, to receive the annual report of the directors, a balance sheet, a general statement of income and expenditure and the report of the auditor or auditors of the Company; to elect directors; to appoint an auditor or auditors; and, if deemed fit, to sanction and confirm the repeal, amendment and re-enactment of an By-law requiring sanction or confirmation, and to transact such other business as may properly come before the meeting.

37.           Notice of Meetings

Notice of the time and place of each annual meeting of shareholders and of each special meeting of shareholders shall be give in the manner provided in section 68 not less than twenty-one (21) days nor more than fifty (50) days before the date of the meeting to each director, to the auditor or auditors of the company and t each shareholder entitled to vote who, at the close of business of the record date for notice, if any, is entered in the securities or shareholders register as the holder of one or more shares of the Company carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than the consideration of the financial statements and auditor’s report, the election of directors or the reappointment of the incumbent auditor or auditors shall state the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

A shareholder may in any manner waive notice of or otherwise consent to the holding of a meeting of shareholders. Attendance of a shareholder at a meeting of shareholders shall be deemed to constitute a waiver of notice of such meeting except where a shareholder attends such meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called.

Irregularities in a notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to or the non-receipt of any such notice by any shareholder or shareholders a director or the auditor or auditors of the Company, shall not invalidate any resolution passed or any proceedings taken at any such meeting.

A certificate of the Secretary or of any duly authorized senior executive or officer of the Company or of any transfer agent or registrar of the company, with respect to the mailing of any notice, shall be conclusive evidence thereof and shall be binding on every director, shareholder and the auditor or auditors of the Company.

38.            Special General Meetings

Special General Meetings of the ..members may be called at any time by the President or a Vice-President of the Company upon receipt by the Secretary of a written requisition signed by the holders of not less than one-tenth (1/10) of the subscribed shares of the Company. Any such requisition shall state the general nature of the business to be transacted at the meeting to be called.

It shall be the duty of the President or, in his absence, a Vice-President, to cause the meeting to be convened by the Secretary of the Company forthwith upon receipt of such written requisition. If such meeting is not duly called and held within twenty-one (21) days from the date of the deposit of the requisition, any shareholders holding not less than one-tenth (1/10) in value of the subscribed shares of the Company, whether they signed the requisition or not, may themselves convene such Special General Meeting.

The directors may at any time, of their own action, call a Special General Meeting for the transaction of any business.

Special General Meetings shall be held at the head office of the Company or at such other place in the Province of Quebec as may be previously approved by resolution of the Board.

39.            List of Shareholders Entitled to Notice

For every meeting of shareholders, the Company shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 40, the list of shareholders shall be prepared not later than ten (10) days after such record date. If no record date is fixed, the list of shareholders shall be prepared at the close of business on the business day immediately preceding the day on which notice is given or, where no such notice is given, the day on which the meeting is held. The list of shareholders shall be available for examination by any shareholder during usual business hours at the registered office of the Company or at the place where the securities register is maintained and at the meeting for which the list was prepared.

40.            Record Date for Notice

The Board may fix in advance a record date preceding the date of any meeting of shareholders by. not more .than fifty (50) days and not less than twenty-one (21) days for the determination of the shareholders entitled to receive notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the business day immediately preceding the day on which the notice is given.

41.           Proxies

Every shareholder, including a shareholder that is a corporation, entitled to vote at a meeting of shareholders, may appoint a proxy, or one or more alternate proxies, who need not be shareholders of the Company, as his nominee to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. An instrument appointing a proxy shall be in writing and executed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, executed on its behalf by its duly authorized officer or officers; instruments appointing a proxy signed by or on behalf of a corporation need not be under seal proxy shall conform with the requirements of the Act.

The proxy shall be in the following form or to like effect:

The undersigned shareholder of GOLDEN ROCK EXPLORATIONS INC. EXPLORATIONS GOLDEN ROCK INC., revoking all proxies previously given, hereby appoints _____________________________ or any one of them as proxyholder to attend and represent him/her, and to exercise on behalf and in the name of the undersigned shareholder the voting rights attached to the shares registered in his/her name in the register of shareholders, at the Annual (Special) General Meeting of the Shareholders of GOLDEN ROCK EXPLORATIONS INC. - EXPLORATIONS GOLDEN ROCK INC to be held on the ________ day of ____________________, 19_____, at ________o’clock in the __________noon, and at any adjournment hereof, with the same authority as if the undersigned shareholder were personally present at the meeting or any adjournment thereof.

42.           Time and Manner of Deposit of Proxies

The Board may specify in an information circular for the solicitation of proxies in respect of a meeting of shareholders a time, preceding the time for such meeting by not more, than two (2) business days before which time proxies to be used at a meeting of shareholders must be. deposited with the Secretary of the Company. Proxies may be deposited at such earlier time and in. such manner as the Board may prescribe. Without limiting the generality of the foregoing, the directors may from time to time and, subject to the Act, make regulations regarding the deposit, of proxies at a place or places other than the place at which a ..meeting or adjourned meeting of shareholders is to be held and may provide for particulars of such proxies to be cabled or telegraphed or sent in writing to the Company or an agent of the Company before the meeting or adjourned meeting; and any proxy so deposited, in accordance with the regulations may be voted upon as though, it was produced at the meeting or adjourned meeting and votes given in respect thereof shall be valid and shall be counted. Subject to any regulations made as aforesaid and to the Act, the chairman of any meeting of shareholders may, in his discretion, accept telegraphic or cable or written communication as the authority of anyone claiming to represent and to vote on behalf of a shareholder notwithstanding that no proxy conferring such authority has been, deposited with the Company, and any votes given in accordance with such telegraphic or cable or written communication accepted by the chairman shall be valid and shall be counted.

43.           Joint Shareholders

If two {2) or more persons are registered as joint holders of any share or shares of the Company, any one of such persons may, in the absence of the others, vote at any meeting either personally or by proxy in respect of such share or shares as if he were solely entitled thereto, but if more than one of such shareholder be present or represented by proxy at such meeting, that one of such joint holders so present or represented whose name stands before the other or others in the books of the Company in respect of such share or shares shall alone be entitled to vote in respect thereof, several executors or administrators of a deceased shareholder in whose name any shares stand shall, for the purpose of this section, be deemed joint holders thereof.

44.           Scrutineers

The chairman, at any meeting of shareholders, may appoint two (2) or more persons (who may but need not be shareholders, directors, senior executives, officers or employees of the Company) to act as scrutineers at such meeting,

45.           Chairman

In the absence of the Chairman of the Board, the President, and every Vice-President who has .been vested with the powers of the President, the shareholders present and entitled to vote at a meeting of shareholders shall choose another director as chairman of the meeting and, if no director is present or if all the directors present decline to take the chair, then the shareholders present shall choose one of their number to be chairman of the meeting.

46.           Secretary

If the Secretary of the Company is absent or is unable to act, the chairman of the meeting shall appoint a person, who need not be a shareholder of the Company, to act as secretary of the meeting.

47.           Votes to Govern

Unless otherwise prescribed by the Act, the Articles, or the By-laws of the Company, every question submitted to any meeting of shareholders shall be determined by a majority of votes cast on the question. In the case of equality of votes, the chairman shall, both on a show of hands and in the case of a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

48.           Show of Hands

Unless otherwise prescribed by the Act, the Articles or the By-laws of the Company, every vote may be taken on a show of hands at any meeting of shareholders unless a poll is demanded. Upon a show of hands, every person who is present and entitled to vote shall have one vote, and a declaration by the chairman of the meeting that a resolution has been carried, whether unanimously or by a particular majority, or has been rejected or not carried by a particular majority and an entry to that effect in the minutes of the meeting, shall constitute conclusive evidence of the fact, without proof of the number or proportion of votes recorded for or against such resolution.

A proxy for an absent shareholder shall not have the right to vote on a show of hands.

49.           Poll

A poll may be directed to be taken by the chairman or may be required to be taken by any person present and entitled to vote upon any question arising at a meeting. If a poll be demanded and the demand be not withdrawn, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting shall direct, provided that, if a poll is demanded in connection with the election of a chairman or the question of adjournment, it shall be taken forthwith without adjournment. In the case of a poll, each shareholder, who is present in person or represented by proxy shall be entitled .to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the poll shall be the decision of the Company at any meeting of shareholders upon the question.

50.           Corporate Shareholder

At any meeting of shareholders, a shareholder which is a corporation shall, as an alternative to voting by proxy, be entitled to vote by its duly authorized representative and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as such corporation could exercise if it were an individual shareholder personally present at the meeting.

51.           Adjournment

The chairman may, with the consent of any meeting and subject to such conditions as the meeting decides, adjourn such meeting from time to time and from place to place and, if such meeting is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting that it is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in accordance with the provisions of the Act.

52.           Quorum

At any meeting of shareholders, two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled, shall constitute a quorum.

SHARES AND TRANSFERS

53.           Allotment and Issuance

Subject to the provisions of the Act, shares in the capital stock of the Company may from time to time be allotted and issued by resolution of the Board on such terms and conditions, to such persons and for such consideration as the Board may determine.

54.           Right to Vote

Subject to the provisions of the Act, at any meeting of shareholders in respect of which the Company has prepared the list referred to in section 39, every person named in such list shall be entitled to vote the shares shown thereon opposite his name at the meeting to which the list relates except to the extent that such person has transferred any of his shares after the record date or the date of preparation of the list, as the case may be, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included in the list before the meeting, in, which case the transferee is entitled to vote the transferred shares at the meeting.

55.           Registration of Transfer

Subject to the provisions of the Act, the Articles and the By-laws of the Company, no transfer of shares shall be registered in a securities or shareholders register except upon presentation of the certificates representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board and upon compliance with such restrictions on transfer as are authorized by the Articles.

A share which is not paid up may not be transferred without the consent of the Board and in no case may a share be transferred before all calls payable thereon at the time of the transfer have been fully paid.

56.           Transfer Agent and Registrar

The Board may from time top time by resolution, appoint a registrar to maintain the securities or shareholders register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment and make new appointments.

57.           Share Certificates

Every holder of one or more shares of the Company shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the Board may from time to time approve. Any such share certificate shall be signed in accordance with section 81 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless manually countersigned by or on behalf of such transfer agent and/or registrar.

The signature of one of the signing officers or, in the case of share certificates which are not valid unless manually counter signed by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Company. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

58.           Replacement of Share Certificate

In the case of the defacement, destruction, theft or loss of a certificate for shares held by any shareholder, the fact of such defacement, destruction, theft, or loss shall be reported to any senior executive or officer of the Company or to a transfer agent or branch transfer agent of the Company, if any, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost. Upon furnishing to the Company or the Company’s transfer agent(s) and/or registrar(s) a bond of a surety company or other security approved by the Board, in a form approved by the Board or by the Secretary of the Company, indemnifying the Company (and the Company’s transfer agent(s) and/or registrar(s), if any, against all loss, damage or expense to which the Company and/or the Company’s transfer agent(s) and/or registrar(s) may be put or be liable for by reason of issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed, stolen or lost if such issuance is ordered and authorized by the Chairman of the Board, the President or the Secretary of the Company or by resolution of the Board.

59.           Joint Shareholders

If two (2) or more persons are registered as joint holders of any share, the Company shall not be bound to issue more than one certificate in respect thereof and delivery of such certificate to one of such, persons shall be sufficient delivery to all of them. Any one of such persons may give an effectual receipt for the certificate issued in respect of such share or for any share warrant.

60.           Deceased Shareholders

In the event of the death, of a holder, or of one of the join holders, of any share, the Company shall not be required to make any entry in the shareholders or securities register in respect thereof or to make any payment of dividends thereon except upon the production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Company or its transfer agent.

FINANCIAL ASSISTANCE

61.

Subject to the Act, the Company may from time to time give financial assistance by means of loans, guarantees or otherwise to shareholders, directors, senior executives, officers and employees of the Company or any of its affiliates.

DIVIDENDS AND RIGHTS.

62.           Dividends

Subject to the Act and the Articles, the Board may from time to time by resolution, as it deems advisable, declare dividends payable on the issued and outstanding shares of the Company to the shareholders in accordance with their respective rights and interests in the Company. Dividends may be paid in money or property or by issuing fully paid shares of the Company.

63.           Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Company’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs, in the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due .presentation, shall satisfy and discharge the liability of the Company for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Company is required to and does withhold.

64.           Record Date for Dividends and Bights

The Board shall fix in advance a date, preceding by not more than, fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Company, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities.

65.           Unclaimed Dividends

Any dividend unclaimed after a period of six (6).years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company.

66.           Reserve Fund

The Board may, from time to time, set aside such sums as it may consider advisable as. a reserve or reserves which, shall,, in the absolute discretion of the directors, be applicable for any purpose deemed to be in the best interests of the Company.

The Board may, from tine to time, in its discretion, increase, reduce or abolish any reserve fund in whole or in part and may transfer the whole or any part of the reserve fund to surplus.

67.           Voting Shares and Securities in Other Corporations

All the shares or other securities carrying voting rights of any other corporation or corporations held from time to time by the Company may be voted at any and all meetings of shareholders, bondholders, debentureholders, debenture stockholders or holders of other securities (as the case may be) of such other corporation or corporations and in such manner and by such person or persons as the President or the Board shall from time to time determine. The proper signing officers of the Company may also, from time to time, execute and deliver for and on behalf of the Company instruments of proxy and/or arrange for the issuance of voting certificates and/or evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action of the Board.

NOTICES

68.           Service of Notice

Any notice (which term includes any communication or other document) to be given (which term includes sent, delivered, furnished or served) pursuant to the Act, the regulations thereunder, the Articles, the By-laws or otherwise to a shareholder, director, officer, senior executive, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent at the time it was deposited in a poet office or public mail box; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, senior executive, officer, auditor or member of a committee of the Board in accordance with any information believed by him. to be reliable.

69.           Shares Registered in More Than One Name

If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent or delivered to one of such persons shall be sufficient notice to all of them.

70.           Undelivered Notices

If any notice given to a shareholder pursuant to section 68 is returned on three (3) consecutive occasions because he cannot be found, the Company shall not be required to give any further notice to such shareholder until he informs the Company in writing of his new address.

71.           Persons Becoming Entitled By Death or Operation of Law

Every person who, by the operation of the Act, a transfer, the death of a shareholder or any other, means whatsoever, becomes the owner of or entitled to any share, shall be bound by every notice in respect of such share duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the occurrence of the event upon which he became so entitled) and prior to his furnishing to the Company the proof of authority or evidence of his entitlement prescribed by the Act.

72.           Waiver of Notice

Any shareholder (or his duly appointed proxyholder), director, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given, to him under any provision of the Act( the regulations thereunder, the Articles, the By-laws or otherwise, and such waiver or abridgement shall be deemed to cure any defect in the procedure or delay for the notice, as the case .may be. Any such waiver or abridgement shall be in writing, except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

73.           Omissions and Errors

The accidental omission to give any notice to any shareholder, director, senior executive, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action or decision taken at any meeting held pursuant to such notice or otherwise founded thereon.

74.           Signature to Notices

The signature to any notice to be given by the Company may be written, stamped, typewritten, printed or otherwise reproduced in facsimile or partly written, stamped, typewritten, printed or otherwise reproduced in facsimile.

75.           Computation of Tine

Subject to the Act, where a specified number of days’ notice or notice extending over any period is required to be given, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

76.           Proof of Service

A certificate of the Secretary or other duly authorized officer of the Company then in office, or of the transfer officer of any transfer agent of shares of any class of the company, as to facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, senior executive, auditor or officer, or publication of any notice or other document, shall, subject to the Act, be conclusive evidence thereof and shall be binding on every shareholder, director, senior executive, auditor or officer of the Company, as the case may be.

77.           Books of Accounts

The books of account of the Company may be kept either at the registered office or at such other place in the Province of Quebec as the directors may, from time to time, determine or approve.

78.           Borrowing of Money by the Company

Without limiting the borrowing powers of the Company as set forth in the Act, the directors may and they are hereby authorized from time to time to:

(a)    Borrow money upon the credit of the Company;

(b)    Limit or increase the amount to be borrowed;

(c)    Issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(d)   Notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Company, to secure any such debentures or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act or in any other manner; and

(e)   Hypothecate or mortgage the immoveable property of the Company, or pledge or otherwise affect the moveable property, or give all such guarantees, to secure the payment of loans made otherwise than by the issue of debentures, as well as the payment or performance of any other debt, contract or obligation of the Company.

No provision hereof shall be interpreted as limiting or restricting the power of the Company to borrow money on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

The directors may from time to time by resolution delegate to any senior executive, officer or director of the Company all or any of the powers conferred on the directors by the above paragraph to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purpose of the Company possessed by its directors, senior executives or officers independently of a borrowing by-law.

BANKING ARRANGEMENTS AND INSTRUMENTS

79.

The banking business of the Company, or any part thereof, shall be transacted with such one or more banks, trust companies or other firms or corporations carrying on a banking business as the Board may designate, appoint or authorize from time to time by resolution, and all such banking, business, or any part thereof, shall be transacted on behalf of the Company by such one or more senior executives, officers and/or other persons as the Board may designate, direct or authorize from time to time by resolution and to the extent therein provided. For greater certainty, but without restricting the generality of the. foregoing, such banking business shall include the operation of the Company’s accounts;, the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for and orders relating to any property of the Company; the execution of any agreement relating to any such .banking business and defining the rights and powers of the parties thereof; and the authorizing of any officer of such bank, trust company or other firm or corporation to do any act or thing on the Company’s behalf to facilitate such banking business.

80.           Declarations

The President, Chairman of the Board, Secretary and Treasurer, or any one (1) of them, is authorized and empowered to appear and make answer for the Company to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf of the Company any answer to writs of attachment by way of garnishment in, which the company is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Company is a party and to make demands of abandonment or partitions for winding-up or bankruptcy orders upon any debtor of the Company and to attend and vote at all meetings of creditors of any of the Company’s debtors and grant proxies in connection therewith.

EXECUTION OF INSTRUMENTS

81.

Contracts, documents or instruments in writing requiring the signature of the Company may be validly signed by:

any one (1) of the Chairman of the Board, the President or a Vice-President;

and all contracts, documents or instruments in writing so signed shall be binding upon the Company without any further authorization or formality.

The Board may from time to time by resolution appoint any officer or officers or any other person or persons either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing on behalf of the Company.

The corporate seal of the Company may, when required, be affixed to the contracts, documents or instruments in writing signed as aforesaid by any officer or officers, senior executive or executives, person or persons appointed as aforesaid by resolution of the Board,

The term "contracts, documents or instruments in writing" as used in this By-law includes deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, obligations, sureties, indemnities, bonds, guarantees, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, rights, bonds, debentures or other securities and all paper writings,

FISCAL YEAR

82.

The fiscal year of the Company shall terminate on such date as the Board may from time to time by resolution determine.

REPEAL, REDESIGNATION AND COMING INTO FORCE

83.

By-Laws Nos. I to XXIII inclusive of the Company heretofore enacted by the directors and confirmed by the shareholders on March 26, 1986 are hereby repealed effective as of the coming into force of this By-law. The repeal shall be without prejudice to any action heretofore taken under the By-laws so repealed and the numbers and letters designating the By-laws so repealed may be allocated to any by-laws heretofore or hereafter enacted by the Board.

By-Law No. XXIV of the Company is continued and/or is re-enacted.

This By-law shall cone into force when it has been enacted by the Board of Directors of the Company.

ENACTED this 20th day of June, 1986, as amended and confirmed by the shareholders on May 10, 2006.

WITNESS the corporate seal of the Company.

Fred George, Chairman	Bradley H. Langille, C.E.O.